                               TOTAL SWITCH, INC.
                                 EIN 86-0869039
                       TAX YEAR ENDING DECEMBER 31, 1997


                                                                    Exhibit 2.1


===============================================================================




                            STOCK EXCHANGE AGREEMENT


                           entered into by and among


                            SOS INTERNATIONAL, INC.
                             a Nevada corporation,


                              TOTAL SWITCH, INC.,
                            an Arizona corporation,


                                  TERRY DUNLAP


                                      and


                             ANTONY J. VAN ZEELAND



===============================================================================







                       Effective as of December 11, 1997
                                Phoenix, Arizona

                            STOCK EXCHANGE AGREEMENT

     This STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into on the dates set forth below, to be effective as of December 11, 1997, by and among SOS INTERNATIONAL, INC., a Nevada corporation ("SOSI"), TOTAL SWITCH, INC., an Arizona corporation ("TSI"), and TERRY DUNLAP, an individual residing in the State of Arizona ("Dunlap"), and ANTONY J. VAN ZEELAND, an individual residing in the State of Arizona ("Van Zeeland"). References herein to Dunlap and Van Zeeland are references to them in their individual capacities and also are references to them as representatives of all of the shareholders of TSI, who are referred to herein as the "Acquired Company's Shareholders." TSI is referred to herein as the "Acquired Company." SOSI, the Acquired Company and the Acquired Company's Shareholders are sometimes referred to collectively herein as the "Parties" and sometimes individually as a "Party."

                                    Recitals

     A. On November 5, 1997, SOSI and the Acquired Company signed a letter of intent (the "Letter of Intent").

     B. The Letter of Intent provides for SOSI to (a) accomplish a 20:1 reverse stock split (a "Reverse Stock Split") of all of its currently issued and outstanding common stock, (b) complete any filings required to be made by SOSI to the SEC, (c) change its name to Duraswitch Industries, Inc. and (d) issue 14,950,724 shares of common stock (the "Acquisition Stock"). The Acquisition Stock shall be newly issued after the Reverse Stock Split to the Acquired Company's Shareholders, who collectively own all of the issued and outstanding stock of the Acquired Company (the "Acquired Company's Stock").

     C. The Letter of Intent provides for the Acquired Company's Shareholders to transfer to SOSI, in exchange for the Acquisition Stock, all of the Acquired Company's Stock.

     D. The Parties wish to enter into this Agreement to confirm and definitively provide for transactions that are contemplated in the Letter of Intent. When executed and delivered by the Parties as provided below, this Agreement shall supersede and replace the Letter of Intent so far as the transactions provided for in this Agreement are concerned. Other provisions of the Letter of Intent, dealing with issuance of stock by SOSI to third parties, shall remain in effect unless superseded by any other agreements.

                                   Agreement

     THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.


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                                    ARTICLE
                                       1
                                SHARE EXCHANGES

     1.1 Stock Exchanges. SOSI hereby agrees to sell, convey, assign and transfer the Acquisition Stock to the Acquired Company's Shareholders in exchange for sale, conveyance, assignment and transfer to SOSI of the Acquired Company's Stock. The Acquired Company's Shareholders and the Acquired Company hereby agree to sell, convey, assign and transfer the Acquired Company's Stock to SOSI in exchange for sale, conveyance, assignment and transfer to the Acquired Company's Shareholders of the Acquisition Stock. Unless the Acquired Company's Shareholders otherwise direct, the Acquisition Stock shall be transferred to them in the following proportions: [describe].

     1.2 Closing. Consummation of the transactions described in this Agreement (the "Closing") will occur at 9:00 a.m. on or before December 15, 1997 (the "Closing Date") at the offices of Chase Investment, Inc. or at such other location as is mutually agreeable to the Parties.

     1.3 Stock Conveyed by SOSI. At the Closing, SOSI shall convey to the Acquired Company's Shareholders good, valid and marketable title to the Acquisition Stock, free and clear of encumbrances, claims, liens, security interests, pledges or mortgages of any kind. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company's Shareholder shall be entitled to transfer all or any share of the Acquisition Stock to any person or party unless the Acquired Company's Shareholder first provides SOSI with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. SOSI shall be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement.

     1.4 Stock Conveyed by the Acquired Company's Shareholders. At the Closing the Acquired Company's Shareholders shall convey to SOSI good, valid and marketable title to the Acquired Company's Stock, free and clear of encumbrances, claims, liens, security interests, pledges or mortgages of any kind. Following delivery to SOSI of the Acquired Company's Stock, the Acquired Company shall deliver replacement certificates to SOSI in the same number of shares in the Acquired Company's Stock as delivered above, in the name of SOSI.

                                    ARTICLE
                                       2
                       DELIVERIES BY SOSI AT THE CLOSING

     2.1 Deliveries by SOSI. In addition to all other items required to be delivered by SOSI at the Closing under this Agreement, SOSI shall deliver all of the following items to the Acquired Company Shareholders, unless an item described below is to be delivered to a single Party:

          (a) the Acquisition Stock to the Acquired Company's Shareholders, by delivery to the Acquired Company's Shareholders of one or more share certificates

                                       2

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evidencing ownership of the Acquisition Stock, issued by SOSI in the name of the Acquired Company's Shareholders;

          (b) a certified copy of SOSI's articles of incorporation, amended as necessary to authorize issuance of the Acquisition Stock, together with a certificate of SOSI's Secretary, confirming that the Acquisition Stock has been duly issued as required in this Agreement;

          (c) a current Certificate of Good Standing of SOSI, issued by the Secretary of State of the State of Nevada;

          (d) corporate records of SOSI consisting of at least the following: certified copies of SOSI's bylaws, complete minute books and a copy of SOSI's stock transfer ledger;

          (e) a balance sheet of SOSI dated as of October 31, 1997, prepared by SOSI's controller or accountant in accordance with generally accepted accounting principles consistently applied;

          (f) certificates of the Secretary and the Vice President or the President of SOSI verifying the accuracy and authenticity of all corporate records, other materials, disclosures or documents of SOSI delivered or provided by SOSI at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of SOSI contained herein;

          (g) resignations of all officers and members of the board of directors of SOSI, effective as of or prior to the Closing Date;

          (h) certified copies of resolutions of the board of directors of SOSI authorizing execution and delivery of this Agreement by SOSI and consummation by SOSI of all the transactions that are contemplated herein;

          (i) a legal opinion of SOSI's counsel addressed to the Acquired Company in form mutually agreeable to the Parties; and

          (j) copies of all contracts, loan agreements, memoranda and other documents or instruments (in an amount of $5000 or more) to which SOSI is a party or by which it is bound or to which it or any of its assets is subject.

     2.2 Other Documents and Instruments. SOSI shall also deliver any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquisition Stock in the Acquired Company's Shareholders, on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties shall be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same,

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
and shall include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which SOSI is a party or pursuant to which a change in the stock ownership of SOSI is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers shall be made by SOSI with a view toward placing the Acquired Company's Shareholders, on or prior to the date of the Closing in actual possession and ownership of stock of SOSI as provided herein.

                                    ARTICLE
                                       3
               DELIVERIES BY THE ACQUIRED COMPANIES' SHAREHOLDERS
                                 AT THE CLOSING

     3.1 Deliveries by the Acquired Company's Shareholders. In addition to all other items required to be delivered by the Acquired Company's Shareholders at the Closing under this Agreement, at the Closing the Acquired Company's Shareholders shall deliver all of the following items to SOSI:

          (a) the Acquired Company's Stock, by delivery to SOSI of one or more share certificates evidencing ownership of the Acquired Company's Stock, endorsed in blank by the Acquired Company's Shareholders in the name of SOSI;

          (b) certified copies of the Acquired Company's articles of incorporation, together with certificates of the Acquired Company's confirming that the Acquired Company's Stock has been duly transferred on the books and records, and in the stock transfer ledgers of the Acquired Company, as required in this Agreement;

          (c) a current Certificate of Good Standing of the Acquired Company, issued by the Secretary of State of the State of Arizona;

          (d) corporate records of the Acquired Company's Shareholders consisting of at least the following: certified copies of the Acquired Company Shareholders' bylaws, complete minute books and a copy of the Acquired Company's Shareholders' stock transfer ledger;

          (e) a balance sheet of the Acquired Company dated as of October 31, 1997, prepared by the controller or accountant of the Acquired Company in accordance with generally accepted accounting principles consistently applied;

          (f) certificates of the Secretary and the Vice President or the President of the Acquired Company verifying the accuracy and authenticity of all corporate records, other materials, disclosures or documents pertaining to the Acquired Company delivered or provided by the Acquired Company's Shareholders at the Closing, and confirming the accuracy on the Closing Date of all representations

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and warranties of the Acquired Company's Shareholders and the Acquired Company
as contained herein;


     (g) certified copies of resolutions of the board of directors of the Acquired Company authorizing execution and delivery of this Agreement by the Acquired Company and consummation by the Acquired Company of all of the transactions that are contemplated herein;

    (h) a legal opinion of the Acquired Company's counsel addressed to SOSI in form mutually agreeable to the Parties; and

    (i) copies of all contracts of $5,000 (U.S.) or more, loan agreements, memoranda and other documents or instruments to which the Acquired Company is a party or by which it is bound or to which it or any of its assets is subject.


  3.2 Other Documents and Instruments. The Acquired Company shall also deliver to SOSI any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquired Company's Stock in SOSI on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties shall be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and shall include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which the Acquired Company is a party or pursuant to which a change in the stock ownership of the Acquired Company is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers shall be made by the Acquired Company with a view toward placing SOSI on, or prior to, the date of the Closing in actual possession and ownership of all of the stock of the Acquired Company as provided herein.


                                    ARTICLE
                                       4
                     REPRESENTATIONS AND WARRANTIES OF SOSI

    SOSI hereby represents and warrants to, and covenants with, the Acquired Company Shareholders that the representations and warranties provided below are true, correct, accurate and complete in any and all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "SOSI Disclosure Schedule"). The SOSI Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

    4.1 Organization of SOSI. SOSI is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada.


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     4.2  Authorization of Transaction. SOSI has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     4.3 Enforceable Obligation. This Agreement constitutes the valid and legally binding obligation of SOSI, enforceable against SOSI in accordance with this Agreement's terms.

     4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by SOSI will (i) to SOSI's knowledge, violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or state or federal court to which SOSI or the Acquisition Stock are subject or any provision of the articles of incorporation or bylaws or similar governing rules or documents of SOSI, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of any state or federal court or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which SOSI is a party or by which it or the Acquisition Stock are bound or to which it or any of the Acquisition Stock is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the Acquisition Stock. To its knowledge, SOSI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any state or federal government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except those that will be obtained or made prior to Closing or those which would fail to have a material adverse effect on the ability of SOSI to consummate the transactions contemplated by this Agreement.

     4.5 The Acquisition Stock. As of the date of Closing, the Acquisition Stock will constitute, in the aggregate, 85% percent of all of the issued and outstanding common stock of SOSI, with the rights, privileges and preferences that are described in SOSI's articles of incorporation. As of the date of Closing the Acquisition Stock will have been duly and validly issued and is and will be nonassessable. The Acquisition Stock will be restricted stock, consistent with Section 1.3 of this Agreement. Title to the Acquisition Stock will be in the name of the Acquired Company's Shareholders in the official records of SOSI and in the records of SOSI's stock transfer agent, if any.

     4.6 Litigation. To SOSI's knowledge, SOSI is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. SOSI has no actual reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against SOSI in connection with the transactions contemplated in this Agreement.

     4.7 Material Information. As of the Closing, no representation or warranty by SOSI, nor any statement or certificate furnished or to be furnished to the Acquired Company's Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing SOSI will deliver to the Acquired Company's Shareholders a Disclosure Document ("Disclosure Document") that provides the Acquired Company's Shareholders with all material information concerning SOSI and the Acquisition Stock, as required by Rule 10b-5 of the Securities and Exchange Commission, and SOSI and the Acquired Company's Shareholders will take all actions and steps that are necessary to cause the Acquired Company's Shareholders' acquisition of the Acquisition Stock to be qualified under Regulation D of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of state laws. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

     4.8 Documentation. Prior to the Closing SOSI will deliver to the Acquired Company's Shareholders, materially correct, accurate and complete copies of all of the contracts in an amount of $5000 or more, and agreements and documents that comprise or relate to SOSI or the Acquisition Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

          (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

          (b) to the extent permitted by applicable law, after the Closing, to the best of SOSI's knowledge, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

          (c) to the knowledge of SOSI, no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

          (d) to the knowledge of SOSI, no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

          (e) to the knowledge of SOSI, there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

          (f) to the knowledge of SOSI, SOSI has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

     4.9  Legal Compliance.

          (a) To its knowledge, SOSI has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of SOSI alleging any failure to comply with any such law or regulation.

          (b) SOSI has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     4.10 Receipt of Disclosure Schedule. Prior to Closing, SOSI received and reviewed a copy of the Disclosure Schedule, if any, described in Section 5.10, had discussions with representatives of the Acquired Company and the Acquired Company's Shareholders, and received from such representatives such additional documents and information as SOSI requested.

     4.11 Restricted Stock. SOSI understands that the Acquired Company's Stock will not be registered with the Securities and Exchange Commission, and that transferability of the Acquired Company's Stock will be subject to the provisions and restrictions of state and federal securities laws.

     4.12 Registration Representations. SOSI is the sole party in interest agreeing to purchase the Acquired Company's Stock by entering into this Agreement. SOSI is acquiring the Acquired Company's Stock for SOSI's own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated in the previous paragraph, SOSI is aware that as of the date of Closing the Acquired Company's Stock has not been and will not be registered under the 1933 Act.

     4.13 Third Party Consents. All third parties whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

     4.14 Due Diligence Period. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), SOSI shall be entitled to investigate the Acquired Company, review its files, visit the Acquired Company's business premises and to talk with officers and employees of the Acquired Company and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as SOSI determines is necessary or proper.


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                                    ARTICLE
                                       5
                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                      THE ACQUIRED COMPANY'S SHAREHOLDERS


     The Acquired Company's Shareholders represent and warrant to, and covenant with, SOSI that the representations and warranties provided below are true, correct, accurate and complete in all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "Acquired Company's Shareholders' Disclosure Schedule"). The Acquired Company's Shareholders Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below. All of the representations and warranties of the Acquired Company's Shareholders provided for in this Article 5 are to the best knowledge of the Acquired Company's Shareholders.

     5.1 Organization of the Acquired Company. The Acquired Company is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Arizona.

     5.2 Authorization of Transaction. The Acquired Company has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     5.3 Enforceable Obligation. This Agreement constitutes the valid and legally binding obligation of the Acquired Company and the Acquired Company's Shareholders, enforceable against each of them in accordance with this Agreement's terms.

     5.4 Noncontravention. Neither the execution and delivery of this Agreement by the Acquired Company and the Acquired Company's Shareholders, nor the consummation by any of them of the transactions contemplated hereby, will (i) violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Acquired Company or the Acquired Company's Shareholders or the Acquired Company's Stock are subject, or any provision of the articles of incorporation or bylaws or similar governing rules or documents of the Acquired Company, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which the Acquired Company or the Acquired Company's Shareholders is a party or by which any of them is bound or to which any of them is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any assets of the Acquired Company or the Acquired Company's Stock. No Acquired Company or Acquired Company Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. The description of the Acquired Company's Stock that is contained in Exhibit B attached is true, correct, complete and accurate in any and all respects and constitutes 100% of all of the issued and outstanding stock of the Acquired Company. There are no warrants, options, convertible securities or other interests or rights to acquire the Acquired Company's Stock.

     5.5 Documentation. Prior to the Closing, the Acquired Company and/or the Acquired Company's Shareholders will deliver to SOSI true, correct, accurate and complete copies of all of the contracts, agreements and documents that comprise or relate to the Acquired Company or the Acquired Company's Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

          (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

          (b) to the extent permitted by applicable law, after the Closing, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

          (c) no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

          (d) no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

          (f) no Acquired Company nor Acquired Company's Shareholders have assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

     5.6  Litigation.    Neither the Acquired Company nor any of the Acquired
Company's Shareholders is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. No Acquired Company or Acquired Company's Shareholder has any reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against any Acquired Company in connection with the transactions contemplated in this Agreement.

     5.7  Legal Compliance

          (a) The Acquired Company has complied with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Acquired Company alleging any failure to comply with any such law or regulation.

          (b) The Acquired Company has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     5.8 Material Information. As of the Closing, no representation or warranty by the Acquired Company or the Acquired Company's Shareholders, nor any statement or certificate furnished or to be furnished to any person or Party pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing The Acquired Company's Shareholders will deliver to SOSI a Disclosure Document ("Disclosure Document") that provides SOSI with all material information concerning the Acquired Company, as required by Rule 10b-5 of the Securities and Exchange Commission, and the Acquired Company's Shareholders and SOSI will take all actions and steps that are necessary to cause the Acquired Company's Shareholders' acquisition of the Acquisition Stock to be qualified under Regulation D of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of state laws. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

     5.9 Receipt of Disclosure Schedule. Prior to making the decision to acquire the Acquisition Stock as provided herein, the Acquired Company and the Acquired Company's Shareholders received and reviewed a copy of the Disclosure Schedule described in Section 4.10, had discussions with representatives of SOSI and received from such representatives such additional documents and information as the Acquired Company's Shareholder requested. Each of the Acquired Company's Shareholders acknowledges that he or she is sophisticated and experienced in matters relating to SOSI and its planned business activities as described in the Disclosure Schedule.

     5.10 Restricted Stock. Each of the Acquired Company's Shareholders understands that the Acquisition Stock will be restricted stock, not registered with the Securities and Exchange Commission. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company's Shareholder shall be entitled to transfer all or any share of the Acquisition Stock unless the Acquired Company's Shareholder first provides SOSI with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. SOSI shall be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement. Unless otherwise provided in this Agreement, each of the Acquired Company's Shareholders shall be prohibited from trading the Acquisition Stock for a period of two years after the date of the Closing.

     5.11 REGISTRATION REPRESENTATIONS. Each of the Acquired Company Shareholders is the sole party in interest agreeing to purchase the Acquisition Stock by entering into this Agreement. The Acquired Company's Shareholders are acquiring the Acquisition Stock for the Acquired Company's Shareholders' own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated above, the Acquired Company's Shareholders is aware that as of the date of Closing the Acquisition Stock has not been and will not be registered under the 1933 Act and that SOSI provides no assurance that the Acquisition Stock will ever be registered under such act. Each of the Acquired Company's Shareholders is willing and able and agrees to bear the economic risk of investment in the Acquisition Stock for an indefinite period of time, and each is capable of bearing that risk. Each of the Acquired Company's Shareholders is knowledgeable with respect to the financial, tax and business aspects of ownership of the Acquisition Stock and of the business operations conducted by SOSI, or the Acquired Company has been represented by a person with such knowledge and expertise in connection with acquisition of the Acquisition Stock.

     5.12 THIRD PARTY CONSENTS. All third parties, if any, whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

     5.13 DUE DILIGENCE PERIOD. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), the Acquired Company's Shareholders shall be entitled to investigate SOSI, review its files, to visit SOSI's business premises and to talk with officers and employees of SOSI and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as any Acquired Company's Shareholder determines is necessary or proper. The Acquired Company's Shareholders have received the financial statements of SOSI dated through October 31, 1997, and deems them sufficient for purposes of entering into this transaction.

     5.14 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit D are balance sheets (the "Financial Statements") of the Acquired Company. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. Since the date of the Financial Statements, there has been no change in the financial condition of the Acquired Company. The Acquired Company have no liabilities, commitments or obligations, contingent or otherwise, not shown on the Financial Statements.

                                    ARTICLE
                                       6
                              CONDITIONS PRECEDENT

     6.1 Conditions Precedent to the Obligations of SOSI. The following are conditions precedent to the obligation of SOSI to sell and convey the Acquisition Stock to the Acquired Company's Shareholders and to receive an assignment of the Acquired Company's Stock at the Closing. Any condition listed below may be waived by SOSI at or prior to the Closing Date.

          (a) Delivery to SOSI of all information and materials required to be delivered under any provision of this Agreement;

          (b)  Receipt of all necessary third party consents;

          (c) Performance by each Acquired Company Shareholder of all of his or her or its obligations under this Agreement that are required to be performed prior to Closing;

          (d) True and correct representations and warranties by the Acquired Company and the Acquired Company's Shareholders in connection with this Agreement; and

          (e) Discovery of no materially adverse information at or prior to the Closing concerning the Acquired Company.

     6.2 Conditions Precedent to the Obligations of the Acquired Company's Shareholders. The following are conditions precedent to the obligations of Acquired Company's Shareholders to sell and transfer the Acquired Company Stock to SOSI, and to acquire the Acquisition Stock from SOSI, at the Closing. Any condition listed below may be waived by the Acquired Company's Shareholders at or prior to the Closing.

          (a) Delivery to the Acquired Company's Shareholders of all information and materials required to be delivered by SOSI under any provision of this Agreement;

          (b)  Receipt of all necessary third party consents;

          (c) Performance by SOSI of all of its obligations under this Agreement that are required to be performed prior to Closing; and

          (d) Discovery of no materially adverse information at or prior to the Closing concerning SOSI.

     6.3 Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue to be the obligations of the Parties for a period of two years after the date of the Closing.

                                    ARTICLE
                                       7
                               GENERAL PROVISIONS

     7.1 Costs and Fees. If any Party breaches any term of this Agreement, the breaching Party agrees to pay the non-breaching Party all reasonable attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching Party in enforcing this Agreement or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the Party prevailing in any such proceeding shall be paid all of the aforementioned costs, expenses and fees by the other Party, and if any judgment is secured by such prevailing Party, all such costs, expenses, and fees shall be included in such judgment, attorneys' fees to be set by the court and not by the jury. References in this paragraph to "legal proceedings" refer to litigation as well as arbitration proceedings and any other similar or related proceedings.

     7.2 Waiver. No delay by a Party in exercising any right or remedy shall constitute a waiver of a Party's rights under this Agreement, and no waiver by any Party of the breach of any covenant of this Agreement by the other shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     7.3 Indemnification. Each Party (the "Indemnifying Party") shall protect, indemnify and hold harmless the other Party and its directors, officers, employees, agents, affiliates and representatives (each an "Indemnified Party") against any and all costs, expenses, damages (whether such damages are general, special, consequential, limited, direct or indirect or incidental), liabilities or losses, including attorneys' fees, caused by, for or on account of the Indemnifying Party's negligence, gross negligence or willful misconduct or failure to perform its obligations under this Agreement or the negligence, gross negligence or willful misconduct of the Indemnifying Party's directors, officers, employees, agents affiliates or representatives.

          (a) If an Indemnified Party intends to seek indemnification under this paragraph from any Indemnifying Party with respect to any action or claim, the Indemnified Party shall give the Indemnifying Party notice of such claim or action upon the receipt of actual knowledge or information by the Indemnified Party of any possible claim or of the commencement of such claim or action, which period shall in no event be later than the earlier of (i) fifteen business days prior to the last day of responding to such claim or action or
(ii) one half of the period allowed for responding to such claim or action or, if no time period for responding exists, as soon as reasonably possible. The Indemnifying Party shall have no liability under this paragraph for any claim or action for which such notice is not provided, unless the failure to give such notice does not prejudice the Indemnifying Party.

          (b) The Indemnifying Party shall have the right to assume the defense of any such claim or action, at its sole cost and expense, with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified
     Party: provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying party, the Indemnified Party shall have the right to select separate counsel, at the Indemnifying Party's expense, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

          (c) Should any Indemnified Party be entitled to indemnification under this Section as a result of a claim by a third party, and should the Indemnifying Party fail to assume the defense of such claim or action, the Indemnified Party may, at the expense of the Indemnifying Party, contest or, (with the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld) settle such claim or action. Except to the extent expressly provided herein, no Indemnified Party shall settle any claim or action with respect to which it has sought or intends to seek indemnification pursuant to this Section without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (d) If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Agreement, the amount owing to the Indemnified Party shall be the amount of such Indemnified Party's actual out-of-pocket loss, net of any insurance or other recovery.

          (e) The duty to indemnify under this Agreement will continue in full force and effect for a period of two years with respect to any loss, liability, damage or other expense based on facts or conditions which occurred prior to such termination.

     7.4 Notices. No notice, consent, approval or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, to the addresses for each Party set forth below. Any Party hereto may from time to time change its address by notice to the other Parties given in the manner provided herein. Notices, consents, approvals, and communications by mail shall be deemed delivered upon the earlier of forty-eight (48) hours after deposit in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier. Addresses of the Parties are the following:

To SOSI:                      4646 South Procyon Avenue
                              Suite #C
                              Las Vegas, Nevada 89103

     with a copy to:          Max C. Tanner, Esq.
                              2950 E. Flamingo Rd. #G
                              Las Vegas, Nevada 89121

To the Acquired Company:      3260 North Hayden
                              Suite 207
                              Scottsdale, Arizona 85251

     with a copy to:          Robert Moya, Esq.
                              Quarles & Brady
                              1 Camelback Road, #400
                              Phoenix, Arizona 85012

To the Acquired Company's Shareholders:

                              Terry Dunlap
                              3260 North Hayden
                              Suite 207
                              Scottsdale, Arizona 85251

     7.5 Interpretation and Time. The captions of the paragraphs of this Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations among the Parties and, accordingly, shall not be construed for or against any Party regardless of which Party drafted this Agreement or any portion thereof. Time is of the essence under this Agreement.

     7.6 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

     7.7 No Partnership. This Agreement is not intended to, and nothing contained in this Agreement shall, create any partnership, joint venture or other similar arrangement among the Parties.

     7.8 Further Documents. Each of the Parties shall execute and deliver all such other and additional documents and perform all such acts, in addition to execution and delivery of this Agreement and performance of the Party's obligations hereunder, as are reasonably required from time to time in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

     7.9 Incorporation of Exhibits. All exhibits attached to this Agreement are by this reference incorporated herein.

     7.10 Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without giving effect to the conflict of law provisions or principles of the State of Arizona.

     7.11 Date of Performance. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation shall be due and owing, and said time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 p.m., Phoenix, Arizona time, on the day of performance.

     7.12 Counterparts. This Agreement may be executed in any number of counterparts. This Agreement may be signed by original signatures or by fax signatures. Any set of counterparts of this Agreement, whether faxed or originals or both, showing signatures by all Parties, taken together, shall constitute a single copy of this Agreement.

     7.13 Resolution of Disputes. In the event of any dispute among the Parties as to their rights and obligations under this Agreement, including, but not limited to, any question as to whether or not a Party has performed its obligations fully or remedied an alleged breach, and any and all other disputes arising under this Agreement, shall be resolved as follows.

          (a) The Parties shall submit their dispute to at least four (4) hours of mediation in accordance with the mediation procedures of American Arbitration Association ("AAA").

          (b) In the event the dispute does not then settle within 15 calendar days after the first mediation session, the Parties agree to submit the dispute to binding arbitration in accordance with the arbitration procedures of the AAA except as modified in this Agreement. The arbitration hearing shall be conducted no later than 45 calendar days after the first mediation session.

          (c) The arbitrator or arbitrators conducting the arbitration hearing shall render the arbitration decision in writing, which writing shall explain the reasoning and bases for the decision.

          (d) The Parties agree to share equally the costs of mediation. However, if the dispute is settled through arbitration, the prevailing Party shall be entitled to recover all costs incurred, including reasonable attorneys' fees, to enforce its rights hereunder, in addition to any damages recovered, as provided in "Costs and Fees" above.

     7.14 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

     7.15 Assignment.    No Party shall assign this Agreement, nor any interest
arising herein, without the written consent of the other Parties.

     7.16 Recitals. The recitals set forth above are a part of this Agreement.

     7.17 Jurisdiction and Venue. Venue for and jurisdiction over any legal proceedings available to the Parties hereunder shall lie in the appropriate courts of the State of Arizona, located in Phoenix, Arizona.

          IN WITNESS WHEREOF, the Parties hereto have hereunder affixed their signatures on the dates set forth below to be effective as of the date first set forth above.

                                  SOS INTERNATIONAL, INC.,
                                  a Nevada Corporation,

Date: Dec. 12, 1997               By:   /s/ David Beecher
      -------------                  -----------------------------

                                  Name: David Beecher
                                        --------------------------

                                  Its: President
                                       ---------------------------

                                  TOTAL SWITCH, INC., an Arizona corporation,


Date: Dec. 11, 1997               By:   /s/ R. Terren Dunlap
      -------------                  -----------------------------

                                  Name: R. Terren Dunlap
                                        --------------------------

                                  Its: CEO
                                       ---------------------------

Date: Dec. 11, 1997                 /s/ R. Terren Dunlap "Terry"
      -------------               --------------------------------
                                  TERRY DUNLAP

Date:  Dec. 11, 1997                  /s/ Antony J. Van Zeeland
       -------------                  -------------------------
                                      ANTONY J. VAN ZEELAND

                      ADDENDUM TO STOCK EXCHANGE AGREEMENT

                           entered into by and among

                 SOS INTERNATIONAL, INC., a Nevada corporation;

                  TOTAL SWITCH, INC., an Arizona corporation;

                     TERRY DUNLAP and ANTONY J. VAN ZEELAND

                       Effective as of December 11, 1997

-------------------------------------------------------------------------------

     This Addendum is being executed by the parties to correct the Stock Exchange Agreement dated December 11, 1997, to reflect the intention of the parties at the time of signing said agreement.

     I. The names of the following parties are hereby corrected: R. Terren Dunlap, instead of Terry Dunlap, and Anthony J. Van Zeeland, instead of Antony J. Van Zeeland.

     II. Article 1.1 on page 2 requires a description of the proportionate transfer of the stock exchanges. The parties herein agree that said description is incorporated by reference to the Letter of Intent dated 11/4/97 between SOS International and Total Switch, Inc.

     III. Article 1, paragraph 1.2 Closing, is corrected to reflect the actual closing date of December 31, 1997.

     IV. The Stock Exchange Agreement is amended to reflect the agreement that DuraSwitch Industries, Inc. agrees to transfer the trade name SOS International, Inc. and all rights to said name to the individuals D. Beechek and A. Popp to be used for continued manufacturing of emergency devices. Further, any and all ownership of said emergency devices will be transferred to D. Beechek and A. Popp. Further, stock options held by D. Beechek and A. Popp totaling 2,837,820 will be exchanged for these assets plus 60,000 shares of DuraSwitch restricted stock pursuant to the Share Exchange Agreement and Letter of Intent.

                                        SOS INTERNATIONAL, INC., a Nevada
                                        corporation,


                                        By: /s/David Beechek
                                            ------------------------------
                                        Name: DAVID BEECHEK
                                              ----------------------------
                                        Its: PRESIDENT
                                             -----------------------------

                                  Page 1 of 2

Addendum to Stock Exchange Agreement

                                        TOTAL SWITCH, INC., an Arizona
                                        corporation,



                                        By: /s/ R. Terren Dunlap
                                            ---------------------------------
                                        Name: R. TERREN DUNLAP
                                              -------------------------------
                                        Its: CEO
                                             --------------------------------



                                        /s/ R. Terren Dunlap
                                        -------------------------------------
                                        R. TERREN DUNLAP
                                        -------------------------------------


                                        /s/ Anthony  J. Van Zeeland
                                        -------------------------------------
                                        ANTHONY J. VAN ZEELAND



                                  Page  2 of 2

Addendum to Stock Exchange Agreement